UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2007 (May 10, 2007)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2007, Chesapeake Energy Corporation (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC and UBS Securities LLC as representatives of several underwriters, to issue and sell to the underwriters $1.0 billion principal amount of the Company’s 2.500% Contingent Convertible Senior Notes due 2037, a copy of which is filed herewith as Exhibit 99.1. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to an additional $150 million principal amount of the senior notes. The senior notes were issued under an indenture dated May 15, 2007.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 15, 2007, the Company completed a public offering of $1.15 billion of 2.500% Contingent Convertible Senior Notes due 2037 under an indenture dated May 15, 2007, attached hereto as Exhibit 4.1. Interest on the notes will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2007. In addition, we will pay contingent interest during any six-month interest period, beginning with the six-month period ending November 14, 2017, if the average trading price of the notes for the five trading-day period ending on the third day immediately preceding the relevant six month period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per note in respect of any six-month period will be equal to 0.50% per annum of the average trading price of the notes during the applicable five trading-day period. The notes will mature on May 15, 2037. The notes were issued pursuant to a registration statement filed May 8, 2007 which became effective on the day of filing.

We may redeem some or all of the notes at any time on or after May 15, 2017 at a redemption price, payable in cash, of 100% of the principal amount of the notes. Holders may require us to repurchase all or a portion of their notes on May 15, 2017, 2022, 2027, and 2032 and upon a fundamental change, as defined in the indenture, at 100% of the principal amount of the notes, payable in cash.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured senior debt and senior to any subordinated unsecured debt that we may incur. The notes are guaranteed by our existing and future guarantor subsidiaries on a senior unsecured basis. The notes will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt, including debt under our revolving bank credit facility, to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to the debt of any non-guarantor subsidiaries.

The notes are convertible, at the holder’s option, prior to the maturity date into cash and, if applicable, shares of our common stock at an initial conversion rate of approximately 19.3855 shares of common stock per $1,000 principal amount of notes, based on an initial conversion price (as defined in the indenture) per share of $51.585, subject to adjustment. The notes are convertible, in accordance with the terms of the indenture, only in the following circumstances:

•

prior to May 15, 2035, during any calendar quarter if the closing price of the common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 125% of the conversion price on such last trading day;

•	on or after May 15, 2035, at all times;

•

during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 95% of the product of the average of the closing price of the common stock during such five trading-day period and the then relevant conversion rate;

•	if the Company has called the notes for redemption and the redemption has not yet occurred; or

•	upon the occurrence of specified corporate transactions.

Subject to certain exceptions related to changes of control, the Company will deliver to holders in respect of each $1,000 principal amount of notes surrendered for conversion a settlement amount equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the period beginning on the second trading day after a notice of conversion in respect of such note is delivered to the conversion agent (or, in the case of a notice of conversion received after the issuance of a notice of redemption, beginning on the 23rd scheduled trading day prior to the applicable redemption date). The “daily settlement amount,” for each such day, will consist of:

•	cash equal to the lesser of $50 and the daily conversion value (which is equal to 1/20th of the product of (1) the then conversion rate and (2) the closing price of the common stock on such day); and

•

to the extent the daily conversion value exceeds $50, a number of shares of our common stock equal to (A) the difference between the daily conversion value and $50, divided by (B) the closing price of the common stock for such day.

If holders elect to convert their notes in connection with certain corporate transactions that occur on or prior to May 15, 2017 that constitute a “fundamental change,” other than a fundamental change relating to the composition of our board of directors, and 10% or more of the fair market value of the consideration for the common stock in the corporate transaction consists of (i) cash (not including cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights), (ii) other property or (iii) securities that are not publicly traded (or scheduled to be so traded following such transaction), we will decrease the conversion price for the notes surrendered for conversion, which will increase the conversion rate by a number of shares of common stock, except in the event that a “public acquirer change of control” occurs and we elect to make the notes convertible into cash and shares of “acquirer common stock.”

The following are events of default with respect to the notes:

(1) default by the Company or any subsidiary guarantor in the payment of principal of or premium, if any, on the notes when due and payable at maturity, upon repurchase pursuant to the covenants regarding sales of assets or a change of control, upon acceleration or otherwise;

(2) default by the Company or any subsidiary guarantor for 30 days in payment of any interest on the notes;

(3) default by the Company or any subsidiary guarantor in the deposit of any make-whole redemption payment;

(4) default on any other indebtedness of the Company, any subsidiary guarantor or any other subsidiary if either:

(A) such default results in the acceleration of the maturity of any such indebtedness having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, in the aggregate, or

(B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other indebtedness under which there has been a payment default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequent acceleration of the notes shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(5) default in the performance, or breach of, the “Limitations on Mergers and Consolidations” covenants, or in the performance, or breach of, any other covenant or agreement of the Company or any subsidiary guarantor in the indenture and failure to remedy such default within a period of 45 days after written notice thereof from the trustee or holders of 25% of the principal amount of the outstanding notes; provided, however, that the Company shall have 90 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with its obligations to deliver certain reports filed with the Securities and Exchange Commission so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(6) the entry by a court of one or more judgments or orders for the payment of money against the Company, or any significant subsidiary in an aggregate amount in excess of $50.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7) the failure of a guarantee by a subsidiary guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

(8) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary of the Company.

If an Event of Default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company (other than a non-recourse subsidiary or an unrestricted subsidiary) occurs and is continuing, the principal of, and premium, if any, and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of the note, plus accrued and unpaid interest to the date of payment. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the notes and its consequences.

Section 8 – Other Events

Item 8.01 Other Events.

Opinions by Vinson & Elkins L.L.P. and Commercial Law Group, P.C. related to our registration statement on Form S-3 (Registration No. 333-142720) and the offering are also attached hereto as Exhibit 5.1 and Exhibit 5.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Final Statements and Exhibits

(c) Exhibits

Exhibit No.	Document Description
99.1	Underwriting Agreement dated as of May 10, 2007 by and among Chesapeake Energy Corporation, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

4.1	Indenture dated as of May 15, 2007 among Chesapeake as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.500% Contingent Convertible Senior Notes due 2037.

5.1	Opinion Letter of Vinson & Elkins L.L.P.

5.2	Opinion Letter of Commercial Law Group, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date: May 15, 2007

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Underwriting Agreement dated as of May 10, 2007 by and among Chesapeake Energy Corporation, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

4.1	Indenture dated as of May 15, 2007 among Chesapeake as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.500% Contingent Convertible Senior Notes due 2037.

5.1	Opinion Letter of Vinson & Elkins L.L.P.

5.2	Opinion Letter of Commercial Law Group, P.C.